                                                                    Exhibit 10.6


                           STANDARD COMMERCIAL LEASE

                        ARTICLE 1.00 - BASIC LEASE TERMS



1.01 PARTIES. This lease agreement ("Lease") is entered into by and between the following Landlord and Tenant:

Highland Square Center, Ltd., a Colorado limited partnership, ("Landlord")

Grafix Time Corporation, a New York corporation, DBA Carrera Golf, ("Tenant")

      1.02 LEASED PREMISES. In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant the following described premises ("Leased Premises"), a part of Highland Square Office/Showroom Complex, 8100-8250 South Akron Street, Englewood, Colorado 80112 (the "Property"):

(Approximate Leasable Sq. Ft.)     2,624

(Name of Property)                 Highland Square

(Street address/suite no.)         8250 S. Akron Street, #203

(City, State and Zip)              Englewood, CO 80112
                                   (See Exhibit "D" attached)

     1.03 TERM. Subject to and upon the conditions set forth herein, the term of this Lease shall commence May 1, 1998 (the "Commencement Date"), and shall terminate 36 months thereafter.

     1.04 BASE RENT AND SECURITY DEPOSIT. Base Rent is $* per month. Security deposit is $5,900, payable upon execution of this Lease.



                                   Annual Base Rent         Monthly
                                      per RSF              Base Rent
                                   ----------------        ---------

          Year 1                        $8.50              $1.858.67
          Year 2                        $8.75              $1,913.33
          Year 3                        $9.00              $1,968.00

     1.05  ADDRESSES.


     Landlord's Address                      Tenant's Address                Make Payments To
     ------------------                      ----------------                ----------------
     Highland Square Center, Ltd.            Carrera Golf                    Highland Square #4
     c/o Global Pacific Properties, Inc.     8250 S. Akron St., #203         c/o Global Pacific Properties, Inc.
     5161 E. Arapahoe Road, #320             Englewood, CO 80112             5161 E. Arapahoe Rd., Ste. 320
     Littleton, Colorado 80122                                               Littleton, CO 80122


     1.06 PERMITTED USE. General and executive headquarters office and storage of benign, non-toxic, non-hazardous inventory items only. No manufacturing or regular assembly operations of any nature shall be conducted. Under no circumstances shall any retail or telemarketing activities be conducted in, on or about the Leased Premises.

     1.07  EXPENSE STOP.  $0.00

     1.08 PARKING. Tenant shall have the right to use seven (7) surface, striped, unreserved parking spaces for the primary Term hereof, and no other parking rights. Tenant may not park in any areas other than designated striped parking areas on the Property.

                               ARTICLE 2.00  RENT

     2.01 BASE RENT. Tenant agrees to pay monthly as Base Rent during the term of this Lease the sum of money set forth in Section 1.04 of this Lease, which amount shall be payable to Landlord at the address shown above, or such other address as Landlord shall from time to time indicate in writing. One monthly installment of Base Rent shall be due and payable on the date of execution of this Lease by Tenant for the first month's rent and a like monthly installment shall be due and payable on or before the first day of each calendar month succeeding the Commencement Date (or Completion Date only if Tenant is not already in occupancy of the Leased Premises) during the term of this Lease; provided, if the Commencement Date (or the


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                                   EXHIBIT A

Completion Date only if Tenant is not already in occupancy of the Leased Premises) should be a date other than the first day of a calendar month, the monthly rental set forth above shall be prorated to the end of that calendar month and all succeeding installments of rent shall be payable on or before the first day of each succeeding calendar month during the term of this Lease. Tenant shall pay, as additional rent, all other sums due under this Lease.

     2.02 OPERATING EXPENSES. In the event Landlord's Operating Expenses for the Property of which the Leased Premises are a part shall, in any calendar year during the term of this Lease, exceed the Expense Stop set forth in
Section 1.07 of this Lease. Tenant agrees to pay as additional rent Tenant's pro rata share of such excess Operating Expenses. Landlord may invoice Tenant monthly for Tenant's pro rata share of the estimated Operating Expenses for each calendar year, which amount shall be adjusted each year based upon anticipated Operating Expenses. Within nine months following the close of each calendar year, Landlord shall provide Tenant an accounting showing in reasonable detail all computations of additional rent due under this section. In the event the accounting shows that the total of the monthly payments made by Tenant exceeds the amount of additional rent due by Tenant under this section, the accounting shall be accompanied by a credit against the next monthly rental payment. In the event the accounting shows that the total of the monthly payments made by Tenant is less than the amount of additional rent due by Tenant under this section, the accounting shall be accompanied by an invoice for the additional rent. Notwithstanding any other provision in this Lease, during the year in which the Lease terminates, Landlord, prior to the termination date, shall have the option to invoice Tenant for Tenant's pro rata share of the excess Operating Expenses based upon the previous year's Operating Expenses. If this Lease shall terminate on a day other than the last day of a calendar year, the amount of any additional rent payable by Tenant applicable to the year in which such termination shall occur shall be prorated based on the ratio that the number of days from the commencement of the calendar year to and including the termination date bears to 365. Provided Tenant is not in default of the Lease, Tenant shall have the right, at its own expense and within a reasonable time, to audit Landlord's books relevant to the additional rent payable under this section. Tenant agrees that any information or agreements related to such audit shall be held by Tenant, its employees, agents and contractors in strictest confidence. Tenant shall indemnify and hold harmless Landlord from and against any claims, damages, costs or liabilities incurred by Landlord in connection with any breach of this confidentiality clause by Tenant, its employees, agents or contractors. As a precondition to any audit by Tenant hereunder, Landlord may require any Tenant-related auditor or other agent to sign a confidentiality agreement on Landlord's form. Tenant agrees to pay any additional rent due under this section within ten days following receipt of the invoice or accounting showing additional rent due. Landlord's failure to timely meet any requirements of this Paragraph 2.02 shall in no way constitute a waiver of its rights to collect such Operating Expenses from Tenant and Tenant shall be bound to perform its obligations hereunder in any event.

     2.03 DEFINITION OF OPERATING EXPENSES. The term "Operating Expenses" includes all expenses incurred by Landlord with respect to the maintenance and operation of the Property of which the Leased Premises are a part, including, but not limited to, the following: maintenance, repair and replacement costs; security; management fees; wages and benefits payable to employees of Landlord whose duties are directly connected with the operation and maintenance of the buildings; all services, utilities, supplies, repairs, replacements or other expenses for maintaining and operating the common parking and plaza areas; the cost of any repair and/or capital improvement made to the Property by Landlord after the beginning of the year in which the date of this Lease commences, which repair and/or improvement is required by or under any governmental authority, statute, law or regulation now in effect or imposed or enacted in the future; the cost, including interest, amortized over its useful life, an installation of any device or other equipment which is intended to improve the operating efficiency of any system within the Leased Premises with the intent to reduce Operating Expenses; all other expenses which would generally be regarded as operating and maintenance expenses; all real property taxes and installments of special assessments, including dues and assessments by means of deed restrictions and/or owners' associations which accrue against the Property of which the Leased Premises are a part during the term of this Lease; and all insurance premiums Landlord is required to pay or deems necessary to pay, including public liability insurance, with respect to the Property. The term Operating Expenses does not include the following: repairs, restoration or other work occasioned by fire, wind, the elements or other casualty only to the extent such costs are covered by insurance proceeds; income and franchise taxes of Landlord; expenses incurred in leasing to or procuring of lessees, leasing commissions, advertising expenses and expenses for the renovating of space for new lessees; interest or principal payments on any mortgage or other indebtedness of Landlord; compensation paid to any employee of Landlord above the grade of senior property manager; any capital costs not addressed above as inclusions in Operating Expenses; or Operating Expenses which are the responsibility of Tenant.

     2.04 LATE PAYMENT CHARGE, INTEREST AND COSTS. Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Landlord on or before the fifth day of the month for which the rent is due, or if any other payment due Landlord from Tenant is not received by Landlord on or before the fifth day following the due date, a late payment charge of five percent of such past due amount shall become due and payable in addition to any other amounts owed under this Lease. In addition, any rent or other amounts not paid on or before the fifth day following the due date shall bear interest at 1 1/2% per month, retroactive to the due date, until fully paid. Tenant shall indemnify Landlord against and hereby agrees to pay all costs and charges (including legal fees and private investigator costs) lawfully incurred by Landlord in enforcing payment thereof, in obtaining possession of the Leased Premises after default of Tenant or upon expiration on earlier termination of the Term of the Lease, or in enforcing any covenant, provision or agreement of Tenant herein contained.

     2.05 INCREASE IN INSURANCE PREMIUMS. If an increase in any insurance premiums paid by Landlord for the Property as caused by Tenant's use of the Leased Premises in a manner other than as set forth in Section 1.06, or if Tenant vacates the Leased Premises and causes an increase in such premiums, than Tenant shall pay as additional rent the amount of such increase to Landlord.

     2.06 SECURITY DEPOSIT. The security deposit set forth above shall be held by Landlord for the performance of Tenant's covenants and obligations under this Lease, it being expressly understood that the deposit shall not be considered an advance payment of rental or a measure of Landlord's damage in case of default by Tenant. Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant's covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent, or to repair any damage or injury, or pay any expense or liability incurred by Landlord as a result of the event of default or breach of covenant, and any


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remaining balance of the security deposit shall be returned by Landlord to
Tenant upon termination of this Lease. If any portion of the security deposit is so used or applied, Tenant shall upon ten days written notice from Landlord, deposit with Landlord by cash or cashier's check, an amount sufficient to restore the security deposit to its original amount.

     2.07 HOLDING OVER. If Tenant remains in possession of all or any part of the Leased Premises after the expiration of the Lease Term hereof, with or without the consent of Landlord, but without written agreement regarding such holding over, such tenancy shall be from month-to-month only, and not a renewal hereof or an extension for any further Lease Term, and such month-to-month tenancy may be terminated by Landlord or Tenant on the last day of any calendar month by delivery of at least ten (10) days advanced written notice to the other. Such month-to-month tenancy shall be subject to every term, covenant and agreement contained herein, except that the Base Rent shall immediately increase to an annual rate equal to the greater of market rent or 150% of the rent payable by Tenant immediately preceding said holding over. Nothing contained in this Article shall be construed to limit or impair any of Landlord's right of re-entry or eviction or constitute a waiver thereof. In addition to the payment of the increased Base Rent as set forth above and any other amounts due under the Lease, Tenant shall be liable to Landlord for, and shall pay to Landlord upon Landlord's demand an amount equal to all costs, losses, claims or liabilities (including attorney's and private investigator's fees) which Landlord may incur as a result of Tenant's failure to surrender possession of the Leased Premises to Landlord upon the expiration or earlier termination of the Lease.

     2.08. SURVIVAL. The provisions of this Article 2.00 (as well as other lease provisions that survive) shall survive the termination of the Lease.


                        ARTICLE 3.00  OCCUPANCY AND USE

     3.01 USE. Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose as set forth in
Section 1.06. At no time shall Tenant permit more than one person per 200 square feet of finished office area within the Leased Premises to occupy the Leased Premises. Tenant shall occupy the Leased Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create a nuisance. Tenant shall not permit any operation which emits any odor or matter which is toxic or hazardous or which intrudes into other portions of the Property, use any apparatus or machine which makes undue noise or causes vibration in any portion of the Property or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Property. Tenant shall neither permit any waste on the Leased Premises nor allow the Leased Premises to be used in any way which would be hazardous to the environment or present a fire danger that would, in any way increase or render void the fire insurance on the Property. Tenant shall not bring onto the Property any toxic or hazardous substance or material. Landlord shall not be liable to Tenant for failure to enforce the terms of this article upon Tenant or other occupants of the Property.

     3.02 SIGNS. No sign of any type or description shall be erected, placed or painted in or about the Leased Premises or project except those signs submitted to Landlord in writing and approved by Landlord in writing, and which signs are in conformance with Landlord's sign criteria established for the project. Tenant hereby grants Landlord license to enter onto the Leased Premises at any time, and to remove and dispose of any and all signs not in compliance with this Section 3.02 and charge Tenant the cost of such removal and/or disposal.

     3.03 COMPLIANCE WITH LAWS, RULES AND REGULATIONS. Tenant, at Tenant's sole cost and expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction over use, condition and occupancy of the Leased Premises. Tenant will comply with the rules and regulations of the Property adopted by Landlord which are set forth on a schedule attached to this Lease. Landlord shall have the right at all times to change and amend the rules and regulations in any reasonable manner as may be deemed advisable for the safety, care, cleanliness, preservation of good order and operation or use of the Property or the Leased Premises. All changes and amendments to the rules and regulations of the Property will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

     3.04 WARRANTY OF POSSESSION. Landlord warrants that it has the right and authority to execute this Lease, and Tenant, upon payment of the required rents and subject to the terms, conditions, covenants and agreements contained in this Lease, shall have possession of the Leased Premises during the full term of this Lease as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant's use and employment of the Leased Premises.

     3.05 INSPECTION. Landlord or its authorized agents shall at any and all reasonable times have the right to enter the Leased Premises or to be provided by Landlord, to show the Leased Premises to prospective purchasers or tenants, and to alter, improve or repair the Leased Premises or any other portion of the Property, or to remove therefrom and dispose of any toxic or hazardous materials not approved by Landlord in writing. Tenant shall reimburse any cost incurred by Landlord resulting from such repairs or removal and disposition. Tenant hereby waives any claim for damages for injury or inconvenience to or interference with Tenant's business, any loss of occupancy or use of the Leased Premises, and any other loss occasioned thereby. Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Leased Premises. Tenant shall not change Landlord's lock system or in any other manner prohibit Landlord from entering the Leased Premises. Landlord shall have the right to use any and all means which Landlord may deem proper to open any door in an emergency without liability therefore.


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                       ARTICLE 4.00 UTILITIES AND SERVICE

     4.01 PROPERTY SERVICES. Landlord shall provide the normal utility service connections to the Property. Tenant shall pay the cost of all utility services, including, but not limited to, initial connection charges and all charges for gas and electricity. Landlord will provide water and sanitary and storm sewer service to the Leased Premises, in which case Tenant agrees to pay all costs caused by Tenant introducing excessive pollutants or solids other than ordinary human waste into the sanitary sewer system, including permits, fees and charges levied by any governmental subdivision for any such pollutants or solids. Tenant shall be responsible for the installation and maintenance of any dilution tanks, holding tanks, settling tanks, sewer sampling devices, sand traps, grease traps or similar devices as may be required by any governmental subdivision for Tenant's use of the sanitary sewer system. If the Leased Premises are in a multi-occupancy building, Tenant shall pay all surcharges levied due to Tenant's use of sanitary sewer or waste removal services insofar as such surcharges affect Landlord or other tenants in the Property. In the event Tenant uses water for other than restroom purposes and human consumption, an additional monthly water charge will be billed to Tenant at Landlord's option. Landlord shall not be required to pay for any utility services, supplies or upkeep in connection with the Leased Premises or Property, other than for common area lighting. Landlord's cost of providing the services set forth in this section are subject to the additional rent provisions in Section 2.02.

     4.02 THEFT OR BURGLARY. Landlord shall not be liable to Tenant for losses to Tenant's property or personal injury caused by criminal acts or entry by unauthorized persons into the Leased Premises or the Property.

                      ARTICLE 5.00 REPAIRS AND MAINTENANCE

     5.01 LANDLORD REPAIRS. Landlord shall not be required to make any improvements, replacements or repairs of any kind or character to the Leased Premises or the project during the term of this Lease except as are set forth in this section. Landlord shall maintain only the roof, foundation, parking areas, landscaped areas, common areas, and the structural soundness of the exterior walls (excluding windows, window glass, plate glass and doors). Landlord's costs of maintaining the items set forth in this section are subject to recovery pursuant to the additional rent provisions in Section 2.02. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

     5.02 TENANT MAINTENANCE. Subject to Landlord's prior written approval of all specifications, materials, finishes, colors and design criteria, Tenant shall, exclusively, through the use of Landlord's contractors and at Tenant's sole cost and expense, maintain, repair and replace all other parts of the Leased Premises in good repair and condition, including, but not limited to, heating, ventilating and air conditioning systems, fire sprinkler system, dock bumpers, dock levelers, pest control and extermination, and trash pick-up and removal. Tenant shall pay for any damage caused by any act or omission of Tenant or Tenant's agents, employees, invitees, licensees or visitors. If the Leased Premises are in a multi-occupancy building or project, Landlord reserves the right to perform, on behalf of Tenant, trash pick-up and removal; Tenant agrees to pay Landlord, as additional rent, Tenant's pro rata share of the cost thereof within ten days from receipt of Landlord's invoice, or Landlord may by monthly invoice direct Tenant to prepay the estimated costs for the current calendar year, and such amount shall be adjusted annually. If Tenant fails to make the repairs or replacements promptly as required herein, Landlord may, at its option, make the repairs and replacements and the cost of such repairs and replacements shall be charged to Tenant as additional rent and shall become due and payable by Tenant within ten days from receipt of Landlord's invoice. Costs incurred under this section are the total responsibility of Tenant and do not constitute Operating Expenses under Section 2.02.

     5.03 REQUEST FOR REPAIRS. All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address in Section 1.05.

     5.04 TENANT DAMAGES. Tenant shall not allow any damage to be committed on any portion of the Leased Premises or Property, and at the termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Leased Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost and expense of any repairs necessary to restore the condition of the Leased Premises shall be borne by Tenant, and shall be paid by Tenant within 10 days at Landlord's invoice therefor.

     5.05 MAINTENANCE CONTRACT. Tenant shall, at its sole cost and expense, during the term of this Lease maintain a regularly scheduled preventative maintenance/service contract with a maintenance contractor for the servicing of all hot water, heating and air conditioning systems and equipment within the Leased Premises and on the roof of the Building (any access to the roof requiring Landlord's prior approval) and in any way servicing the Leased Premises. The maintenance contractor and contract must be approved by Landlord and must include monthly servicing, replacement of filters, replacement or adjustment of drive belts, periodic lubrication and oil change and any other services suggested by the equipment manufacturer. Landlord may, at its option, provide the preventative maintenance for these services and the cost for these services shall be charged to Tenant.

                   ARTICLE 6.00 ALTERATIONS AND IMPROVEMENTS

     6.01 LANDLORD IMPROVEMENTS. If construction to the Leased Premises is to be performed by Landlord prior to or during Tenant's occupancy, Landlord will complete the construction of the improvements to the Leased Premises, in accordance with the Work Letter Agreement attached as Exhibit B.

     6.02 TENANT IMPROVEMENTS. Tenant shall not cause or allow to be made any alterations or physical additions in or to the Leased Premises (including, without limitation, carpet and other flooring replacement or additions) without first obtaining



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the written consent of Landlord, which consent may, in the sole and absolute discretion of Landlord, be withheld. Any such improvements (only to the extent fully approved by Landlord in writing) shall be constructed by Landlord's contractor, which contractor shall be under contract with and under the sole supervision of Landlord. Such Landlord approved improvements shall be documented by adequate plans and specifications, which plans and specifications shall be created by Landlord's space planner and engineer and are subject to Landlord's discretionary approval. The entire cost associated with such improvements and such plans and specifications shall be paid for exclusively by Tenant, with the estimated cost being paid by Tenant, at Landlord's option, within 18 hours of Landlord's notice to Tenant of such estimated cost, and, in any event, prior to commencement of any construction or plans and specifications respectively. Any excess of actual cost over such estimate shall be paid by Tenant within ten (10) days of Landlord's invoice therefor. Any alterations, physical additions or improvements to the Leased Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the termination of this Lease; provided, however, Landlord, at its option, may require Tenant to remove any physical additions and/or repair any alterations in order to restore the Leased Premises to the condition existing at the time Tenant took possession, all costs of removal and/or alterations to be borne by Tenant. This clause shall not apply to moveable equipment or furniture owned by Tenant, which may be removed by Tenant at the end of the term of this Lease if Tenant is not then in default of the Lease and if such equipment and furniture are not then subject to any other rights, liens and interest of Landlord. Tenant acknowledges that Landlord's contractor may be conducting construction to the Leased Premises while Tenant is occupying them. Tenant hereby releases, holds harmless, indemnifies and agrees to defend Landlord from any damage, injury, inconvenience, loss of productivity, environmental or noise pollution or any other problem Tenant experiences by virtue of such construction work being conducted in occupied space. Additionally, Tenant covenants that it will assure that construction area within the Leased Premises is free and clear of any objects, including, without limitation, personnel, furniture, fixtures, equipment, boxes, trash or any other objects, throughout the duration of the construction process.

     6.03 MECHANICS LIEN. Tenant will not permit any mechanic's or materialman's lien(s) or other lien to be placed upon the Leased Premises or the Property and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any material to the Leased Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic's, materialman's or other lien against the Leased Premises. In the event any such lien is attached to the Leased Premises, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, obtain the release of or otherwise discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be paid by Tenant to Landlord on demand as additional rent.

                      ARTICLE 7.00  CASUALTY AND INSURANCE

     7.01 SUBSTANTIAL DESTRUCTION. If the Leased Premises should be totally destroyed by fire or other casualty, or if the Leased Premises should be damaged so that rebuilding cannot reasonably be completed within ninety working days after the date of written modification by Tenant to Landlord of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the Lease, effective as of the date of the written notification.

     7.02 PARTIAL DESTRUCTION. If the Leased Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within ninety working days from the date of written modification by Tenant to Landlord of the destruction, this Lease shall not terminate, and Landlord shall at its expense (provided adequate insurance proceeds are available to Landlord to pay the entire cost) proceed with reasonable diligence to rebuild or repair the Property or other improvements to substantially the same condition in which they existed prior to the damage. If the Leased Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Leased Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within ninety working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

     7.03 PROPERTY INSURANCE. Landlord shall at all times during the term of this Lease maintain a policy or policies of insurance with the premiums paid in advance, issued by and binding upon some solvent insurance company, insuring the Property against all risk of direct physical loss in an amount equal to at least ninety percent of the full replacement cost of the building structure and its improvements as of the date of the loss; provided, Landlord shall not be obligated in any way or manner to insure any personal property (including, but not limited to, any furniture, machinery, goods or supplies) of Tenant upon or within the Leased Premises, any fixtures installed or paid for by Tenant upon or within the Leased Premises, or any improvements which Tenant may construct on the Leased Premises. Tenant shall have no right in or claim to the proceeds of any policy of insurance maintain by Landlord even though the cost of such insurance is borne by Tenant as set forth in Article 2.00.

     7.04 TENANT'S INSURANCE. During the Term, Tenant shall maintain, with insurers reasonably satisfactory to Landlord, at its own expense and provide insurance certificates evidencing the following to Landlord without demand or notice upon signing this Lease and upon any policy renewal or replacement:

               (a) Fire insurance with extended coverage and water damage insurance in amounts equal to the full replacement value of Tenant's improvements and all property in the Leased Premises which is not owned by Landlord, with Landlord and Global Pacific Properties, Inc. named as additional insureds;

               (b) Liability insurance, with Landlord and Global Pacific Properties, Inc. named as an additional insureds,

                                                                    Initial: KDK
                                                                             PRS
against claims for death, personal injury and property damage in or about the Leased Premises, in amounts of $1,000,000 for death, illness or injury to one or more persons, and $500,000 for property damage, in respect to each occurrence.

          (c) Worker's Compensation insurance covering all persons employed by Tenant in or about the Leased Premises, including contract labor for tenant activities for tenant activities; and

          (d) Business Interruption Insurance with coverage equal to six (6) month's gross income of Tenant.

     7.05 WAIVER OF SUBROGATION. Except as provided in Section 7.06 below, Landlord and Tenant hereby waive and release each other of and from any and all right of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Leased Premises, improvements to the Property of which the Leased Premises are a part, or personal property within the Property, by reason of fire or the elements, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Landlord and Tenant agree immediately to give their respective insurance companies which have issued policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in this section, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers.

     7.06 HOLD HARMLESS. Landlord shall not be liable to Tenant or Tenant's employees, agents, invitees, licensees or visitors, or to any other person for an injury to person or damage to property on or about the Leased Premises caused by any act or omission of Tenant, its agents, servants or employees, or of any other person entering upon the Leased Premises under express or implied invitation by Tenant, or caused by the improvements located on the Leased Premises becoming out of repair, the failure or cessation of any service provided by Landlord (including security service and devices), or caused by leakage of gas, oil, water or steam or by electricity emanating from the Leased Premises. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's fees, expenses or claims arising out of Tenant's negligence, fraud or intentional misconduct.


                           ARTICLE 8.00 CONDEMNATION

     8.01 SUBSTANTIAL TAKING. If all or a substantial part of the Leased Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Leased Premises for the purpose for which it is then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof.

     8.02 PARTIAL TAKING. If a portion of the Leased Premises shall be taken for any public or quasi-public use under any governmental law, ordinance, or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in Section 8.01 above, to the extent that condemnation proceeds are available to Landlord, Landlord shall at Landlord's sole risk and expense, restore and reconstruct the Property and other improvements on the Leased Premises to the extent necessary to make it reasonably rentable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award or proceeds in lieu thereof.


                      ARTICLE 9.00 ASSIGNMENT OR SUBLEASE

     9.01 LANDLORD ASSIGNMENT. Landlord shall have the right to sell, transfer or assign, in whole or in part, its rights and obligations under this Lease and to the Property. Any such sale, transfer or assignment shall operate to release Landlord from any and all liabilities under this Lease arising after the date of such sale, assignment or transfer.

     9.02 TENANT ASSIGNMENT. Tenant shall not assign, in whole or in part, this Lease, or allow it to be assigned, in whole or in part, by operation of law or otherwise (including without limitation by transfer of a majority interest of stock, merger, or dissolution, which transfer of majority interest of stock, merger or dissolution shall be deemed an assignment) or mortgage or pledge the same, or sublet the Leased Premises, in whole or in part, without the prior written consent of Landlord, and in no event shall any such assignment or sublease ever release Tenant or any guarantor from any obligation or liability hereunder. Under no circumstances shall Tenant be permitted to sublet the Leased Premises or assign or otherwise convey its rights under this Lease to any other tenant in the Property or to any prospective tenant with which prospective tenant Landlord is negotiating. No assignee or sublessee of the Leased Premises or any portion thereof may assign or sublet the Leased Premises or any portion thereof.

     9.03 CONDITIONS OF ASSIGNMENT. If Tenant desires to assign or sublet all or any part of the Leased Premises, it shall so notify Landlord at least thirty days in advance of the date on which Tenant desires to make such assignment or sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease, and such information as Landlord might request concerning the proposed sublessee or assignee to allow Landlord to make informed judgments as to the financial condition, reputation, operations and general desirability of the proposed subleasee or asignee and the greater of $400 or Landlord's actual out-of-pocket cost to reimburse Landlord's cost of reviewing such documentation and the sublease or assignment. Within fifteen days after Landlord's receipt of Tenant's proposed assignment or sublease and all required information concerning the proposed sublessee or assignee, Landlord shall have the following options:
(1) cancel this Lease as to the Leased Premises or portion thereof proposed to be assigned or sublet; (2) consent to the proposed assignment or sublease, and, if the rent due and payable by any assignee or sublessee under any such permitted assignment or sublease (or a combination of the rent payable under such assignment or sublease plus any bonus or any other consideration or any payment


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
incident thereto) exceeds the rent payable under this Lease for such space. Tenant shall pay to Landlord all such excess rent and other excess consideration within ten days following receipt thereof by Tenant; (or (3) refuse, in its sole and absolute discretion and judgment, to consent to the proposed assignment or sublease, which refusal shall be deemed to have been exercised unless Landlord gives Tenant written notice providing otherwise. Upon the occurrence of an event of default, if all or any part of the Leased Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or sublessee all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all property on the Leased Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or sublessee shall not be construed to constitute a novation on a release of Tenant or any guarantor from the further performance of its obligations under this Lease.

     9.04 SUBORDINATION. Tenant accepts this Lease subject and subordinate to any recorded mortgage or deed of trust then presently existing or hereafter created upon the Property or project and to all existing recorded restrictions, covenants, easements and agreements with respect to the Property. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage or deed of trust lien hereafter placed on the Leased Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. In the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any first mortgage or deed of trust lien on the Leased Premises. Tenant shall be bound to the transferee (sometimes called the "Purchaser") at the option of the Purchaser, under the term, covenants and conditions of this Lease for the balance of the term remaining, including any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord. Tenant shall not record this Lease under any circumstances.

     9.05 ESTOPPEL CERTIFICATES. Tenant agrees to furnish, from time to time, within ten days after receipt of a request from Landlord or Landlord's mortgagee, a statement certifying, if applicable, the following: Tenant is in possession of the Leased Premises; the Leased Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee. Tenant's failure to deliver such statement, in addition to being a default under this Lease, shall be deemed to establish conclusively that this Lease is in full force and effect except as declared by Landlord, that Landlord is not in default of any of its obligations under this Lease, and that Landlord has not received more than one month's rent in advance.

                              ARTICLE 10.00  LIENS

     10.01 LANDLORD'S LIEN. As security for payment of rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a lien upon all property of Tenant now or subsequently located upon the Leased Premises. If Tenant abandons or vacates any substantial portion of the Leased Premises or is in default in the payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Landlord may enter upon the Leased Premises by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, sell and convey all or part of the personal property to the highest bidder, delivering to the highest bidder all of Tenant's title and interest in the personal property sold. The proceeds of the sale of the personal property shall be applied by Landlord toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease. Any excess remaining shall be paid to Tenant (if Tenant may be reasonably located without expense to or significant effort by Landlord) or any other person entitled thereto by law (if said person may be reasonably located without expense to or significant effort by Landlord).

     10.02 UNIFORM COMMERCIAL CODE. This Lease is intended as and constitutes a security agreement within the meaning of the Uniform Commercial Code of the state in which the Leased Premises are situated. Landlord, in addition to the rights prescribed in this Lease, shall have all of the rights, titles, liens and interests in and to Tenant's property, now or hereafter located upon the Leased Premises, which may be granted a secured party, as that term is defined, under the Uniform Commercial Code to secure to Landlord payment of all sums due and the full performance of all Tenant's covenants under this Lease. Tenant will on request execute and deliver to lessor a financing statement for the purpose of perfecting Landlord's security interest under this Lease or Landlord may file this Lease or a copy thereof as a financing statement. Unless otherwise provided by law and for the purpose of exercising any right pursuant to this section. Landlord and Tenant agree that reasonable notice shall be met if such notice is given by ten days written notice, certified mail, return receipt requested, to Landlord or Tenant at the addresses specified herein.

                      ARTICLE 11.00  DEFAULT AND REMEDIES

     11.01 DEFAULT BY TENANT The following shall be deemed to be events of default by Tenant under this Lease: (1) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease; (2) Tenant shall abandon any substantial portion of the Leased Premises; (3) Tenant shall fail to comply with any term, provision or covenant of this Lease; and other than for the payment of rent, which default shall require no notice, the failure is not cured within ten days after written notice to Tenant, (4) Tenant shall file a petition or be adjudged bankrupt or insolvent under any applicable federal or state bankruptcy or insolvency law or admit that it cannot meet its financial obligation as they become due; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make all assignment for the benefit of creditors; or (5) Tenant shall do or permit to be done any act which results in a lien being filed against the Leased Premises on the Property and/or project of which the Leased Premises are a part.

                                                                    Initial: KDK

                                                                [ILLEGIBLE COPY]


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
     11.02 REMEDIES FOR TENANT'S DEFAULT. Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the remedies set forth herein without any notice or demand. (1) Landlord may enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel and remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages and without relieving Tenant from the obligation to pay rent and other charges due under this Lease, except to the extent of rent received from reletting the Leased Premises. To relet the Leased Premises on behalf of Tenant and receive the rent directly by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of or failure to relet the Leased Premises: further, Tenant agrees to reimburse Landlord for any expenditures made by Landlord in order to relet the Leased Premises, including, but not limited to, remodeling and repair costs. (2) Landlord may enter upon the Leased Premises, by picking or changing locks if necessary, without being liable for any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease; further, Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from affecting compliance with Tenant's obligations under this Lease caused by the negligence of Landlord or otherwise. (3) Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Leased Premises to Landlord, and if Tenant fails to surrender the Leased Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Leased Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Leased Premises without being liable for any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of this Lease under this section, whether through inability to relet the Leased Premises on satisfactory terms or otherwise. Notwithstanding any other remedy set forth in this Lease, in the event Landlord has made rent concessions of any type or character, or waived any Base Rent, and Tenant fails to take possession of the Leased Premises on the Commencement or Completion Date or otherwise defaults at any time during the terms of this Lease, the rent concessions, including any waived Base Rent, shall be cancelled and the amount of the Base Rent or other rent concessions shall be due and payable immediately as if no rent concessions or waiver of any Base Rent had ever been granted. A rent concession or waiver of the Base Rent shall not relieve Tenant of any obligation to pay any other charge due and payable under this Lease including without limitation any sum due under Section 2.02. Notwithstanding anything contained in this Lease to the contrary, this Lease may be terminated by Landlord only by mailing or delivering written notice of such termination to Tenant, and no other act or omission of Landlord shall be construed as a termination of this Lease.

                            ARTICLE 12.00 RELOCATION

     12.01 RELOCATION OPTION. In the event Landlord determines to utilize the Leased Premises for other purposes during the term of this Lease, Tenant agrees to relocate to other space in the Property designated by Landlord, provided such other space is of equal size to or larger size than the Leased Premises.

     12.02 EXPENSES. Landlord shall pay all out-of-pocket expenses of any such relocation, including the expenses of moving and reconstruction of all Tenant furnished and Landlord furnished improvements to bring the relocated to space to a reasonably comparable condition to the relocated from space. In the event of such relocation, this Lease shall continue in full force and effect without any change in the terms or conditions of this Lease, but with the new location substituted for the old location set forth in Section 1.02 of this Lease.

                           ARTICLE 13.00 DEFINITIONS

     13.01 ABANDON. "Abandon" means the vacating of all or a substantial portion of the Leased Premises by Tenant, whether or not Tenant is in default of the rental payments due under this Lease.

     13.02 ACT OF GOD OR FORCE MAJEURE. An "act of God" or "force Majeure" is defined for purposes of this Lease as strikes, lockouts, sitdowns, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, whether (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other cause not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

     13.03 PROPERTY. "Property" as used in this Lease means the property and/or project described in Section 1.02, including the Leased Premises and the land upon which any improvements are situated.

     13.04 COMMENCEMENT DATE. "Commencement Date" shall be the date set forth in
Section 1.03. The Commencement Date shall constitute the commencement of the term of this Lease for all purposes, whether or not Tenant has actually taken possession, except as specified below in Section 13.05.

     13.05 COMPLETION DATE. "Completion Date" shall be the date on which the improvements erected and to be erected upon the Leased Premises, shall have been substantially completed in accordance with the plans and specifications described in Article 6.00. Provided that Tenant is not already in occupancy of the Leased Premises, subject to the provisions of Exhibit B herein (Work Letter Agreement) and provided Tenant does not cause any delays, the Completion Date shall constitute the commencement of the term of this Lease for all purposes. Landlord shall use its best efforts to establish the Completion Date as the Commencement Date set forth in Section 1.03. In the event that the improvements have not in fact been completed as of that date, Landlord shall have a reasonable time in which to complete construction. If Tenant causes any delays, or as otherwise provided therein, the provisions of Exhibit B (Work Letter Agreement) shall control. Provided that Tenant is not already in occupancy of the Leased Premises, upon substantial completion of construction, Tenant shall deliver to Landlord a letter accepting the Leased Premises as suitable for the purposes for which they are let and the date specified in such letter shall






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


be the date of substantial completion and shall constitute the commencement of the term of this Lease. Whether or not Tenant has executed such letter of acceptance, taking possession of the Leased Premises by Tenant shall be deemed to establish conclusively that the improvements have been completed in accordance with the plans and specifications, are suitable for the purposes for which the Leased Premises are let, and that the Leased Premises are in good and satisfactory condition as of the date possession was so taken by Tenant. Notwithstanding the preceding in this Paragraph 13.05, if Tenant is already in occupancy of the Leased Premises, all of Tenant's obligations under the Lease shall commence no later than the Commencement Date, irrespective of the completion status of any improvements to the Leased Premises.

     13.06 SQUARE FEET. "Square feet" or "square foot" as used in this Lease includes the area contained within the Leased Premises together with a common area percentage factor of the Leased Premises proportionate to the total building area.


                          ARTICLE 14.00  MISCELLANEOUS


     14.01 NO WAIVER. Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in Article 11.00 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

     14.02 ACT OF GOD. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused or prevented by an act of God, or force majeure or by Tenant.

     14.03 ATTORNEY AND PRIVATE INVESTIGATOR FEES. In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of any rent due or to become due or recovery of the possession of the Leased Premises and/or retains a private investigator for services related thereto, Tenant agrees to pay Landlord's costs of collection, including, without limitation, attorney and investigator costs, whether suit is actually filed or not.

     14.04 SUCCESSORS. This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns, such assigns subject to the provisions of Section 9.02. It is hereby covenanted and agreed that should Landlord's interest in the Leased Premises cease to exist for any reason during the term of this Lease, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect, and Tenant hereunder agrees to attorn to the then owner of the Leased Premises.

     14.05 RENT TAX. If applicable in the jurisdiction where the Leased Premises are situated, Tenant shall pay and be liable for all rental, sales and use taxes or other similar taxes, if any, levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payment shall be paid concurrently with the payment of the rent, additional rent, Operating Expenses or other charge upon which the tax is based as set forth above.

     14.06 CAPTIONS. The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any section.

     14.07 NOTICE. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth in Section 1.05, or at any other address within the United States as Landlord may specify from time to time by written notice. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth in Section 1.05, or at any other address within the United States as Tenant may specify from time to time by written notice. Any notice or document required or permitted to be delivered by the terms of this Lease shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective addresses set forth in Section 1.05.

     14.08 SUBMISSION OF LEASE. Submission of this Lease to Tenant for signature does not constitute a reservation of space or an option to lease. This Lease is not effective until execution by and delivery to both Landlord and Tenant.

     14.09 CORPORATE AUTHORITY. If Tenant executes this Lease as a corporation, partnership, limited liability company or other formal entity, each of the persons executing this Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly authorized and existing corporation partnership, limited liability company or other formal entity, that Tenant is qualified to do business in the state in which the Leased Premises are located, that the corporation, partnership, limited liability company or other formal entity, has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation, partnership, limited liability company or other formal entity, is authorized to do so. In the event any representation or warranty is false, all persons who execute this Lease shall be liable, individually, as Tenant.

     14.10 SEVERABILITY. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid, or unenforceable to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.



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
     14.11 LANDLORD'S LIABILITY. If Landlord shall be in default under this Lease and, if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the right, title and interest of Landlord in the Property as the same may then be encumbered and neither Landlord nor any person or entity comprising Landlord shall be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord nor any person or entity comprising Landlord other than its interest in the Property as herein expressly provided.

     14.12 INDEMNITY. Tenant agrees to indemnify and hold harmless Landlord from and against any liability or claim, whether meritorious or not, arising with respect to any broker whose claim arises by, through or on behalf of Tenant, except as disclosed to Landlord in writing prior to the time that space planning or lease negotiations have commenced.

     14.13 NO RECORDING BY TENANT. Under no circumstances shall Tenant record this Lease.


             ARTICLE 15.00  AMENDMENT AND LIMITATIONS OF WARRANTIES

     15.01 ENTIRE AGREEMENT. IT IS EXPRESSLY AGREED BY Tenant, AS A MATERIAL CONSIDERATION FOR THE EXECUTION OF THIS LEASE, THAT THIS LEASE, WITH THE SPECIFIC REFERENCES TO WRITTEN EXTRINSIC DOCUMENTS, IS THE ENTIRE AGREEMENT OF THE PARTIES; THAT THERE ARE, AND WERE, NO VERBAL REPRESENTATIONS, WARRANTIES, UNDERSTANDINGS, STIPULATIONS, AGREEMENTS OR PROMISES PERTAINING TO THIS LEASE OR TO THE EXPRESSLY MENTIONED WRITTEN EXTRINSIC DOCUMENTS NOT INCORPORATED IN WRITING IN THIS LEASE.

     15.02 AMENDMENT. THIS LEASE MAY NOT BE ALTERED, WAIVED, AMENDED OR EXTENDED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY Landlord AND Tenant.

     15.03 LIMITATION OF WARRANTIES. Landlord AND Tenant EXPRESSLY AGREE THAT THERE ARE AND SHALL BE NO IMPLIED WARRANTIES OF MERCHANTABILITY, HABITABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF ANY OTHER KIND ARISING OUT OF THIS LEASE, AND THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THOSE EXPRESSLY SET FORTH IN THIS LEASE.


                        ARTICLE 16.00  OTHER PROVISIONS

     16.01 SECURITY DEPOSIT. Provided that Tenant has not been in default of the Lease at any time during the Term up to that point, Landlord shall credit to Tenant's account one-third of Tenant's then-remaining Security Deposit after the end of the first year of the Lease or after Tenant has achieved a positive net worth and positive net income (pursuant to audited GAAP financial statements), whichever last occurs. Further, provided that Tenant has not been in default of the Lease at any time during the Term up to that point, the positive difference between the remaining Security Deposit and $1,968 shall be credited to Tenant's account after the end of the second year of the Lease or after Tenant has achieved a positive net worth and positive net income (pursuant to audited GAAP financial statements), whichever last occurs. If Tenant is in default of the Lease at any time prior to any credit to Tenant described above in this Paragraph 16.01 being made, no such credits (of future credits) shall be made; Landlord shall retain any remaining Security Deposit for the entire Term; and Tenant shall, in any event, be required to comply with all other provisions of the Lease related to the Security Deposit, including, without limitation, Paragraph 2.06 thereof. Under no circumstances shall Tenant's Security Deposit be less than $1,968 at any time.

     16.02 COMMON AREA RESTROOMS. Tenant agrees to share with the tenant in Suite 204, equally, the use and maintenance of the restrooms marked as Area A on the attached Exhibit E. Landlord shall have no liability or obligation whatsoever related to Tenant's shared use or maintenance of said restroom.


                           ARTICLE 17.00  SIGNATURES

SIGNED at Arapahoe County this 27th day of April, 1998

Landlord                                 Tenant

HIGHLAND SQUARE CENTER, LTD.             GRAFIX TIME CORPORATION,
a Colorado limited partnership           a New York Corporation

By: KAI Brothers, Inc., general partner

By: BR Bauvare                           By: Kent D. Krausman
   --------------------------               ----------------------

Title: Vice President                    Title: President/CEO
      -----------------------                  -------------------




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